[LETTERHEAD OF]

                        TELEFONOS DE MEXICO, S.A. DE C.V.



                                                          November 28, 2001



Forstmann Little & Co.
267 Fifth Avenue
New York, New York 10153
Attention:  Sandra Horbach

Dear Ms. Horbach:

          We are in receipt of an execution version of a term sheet (the "Term Sheet"), sent via electronic mail to Latham & Watkins at 4:35 pm on November 28, 2001, between certain investment funds controlled by Forstmann Little & Co. ("Forstmann Little") and XO Communications, Inc. Pursuant to that certain letter agreement, dated November 21, 2001, between Forstmann Little and Telefonos de Mexico, S.A. de C.V. ("Telmex"), Telmex hereby approves the Term Sheet and agrees to be bound by the provisions of the Term Sheet that are binding upon the "Investor/Partner" as set forth in the Term Sheet.



                                       Sincerely,

                                       TELEFONOS DE MEXICO, S.A. DE C.V.

                                       By: /s/ Sergio Rodriquez Molleda
                                           -----------------------------------
                                           Name: Sergio Rodriquez Molleda
                                           Title:    Assistant General Counsel